Contact:

John Jenson
Vice President, Corporate Controller
Universal Technical Institute, Inc.
(623) 445-0821

Universal Technical Institute Reports Fiscal Year 2011 Third Quarter Results

SCOTTSDALE, ARIZ. – July 27, 2011 – Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, today reported net revenues for the third quarter ended June 30, 2011 of $108.9 million, a 1.3 percent increase from $107.5 million for the third quarter of the prior year. Net income for the third quarter ended June 30, 2011 was $4.0 million, a decrease of 35.8 percent from $6.3 million for the third quarter of the prior year. Earnings per share for the third quarter ended June 30, 2011 was 16 cents per diluted share as compared to 25 cents per diluted share for the third quarter ended June 30, 2010. The reduction in workforce announced on June 30, 2011, which resulted in severance costs of $4.3 million (pre-tax) impacted earnings per share by approximately 11 cents for the third quarter ended June 30, 2011. See “Use of Non-GAAP Financial Information” below.

Net revenues for the nine months ended June 30, 2011 were $340.5 million, a 7.5 percent increase from $316.7 million for the nine months ended June 30, 2010. Net income for the nine months ended June 30, 2011 was $21.3 million, a decrease of 1.5 percent as compared to net income of $21.6 million for the nine months ended June 30, 2010. Earnings per share for the nine months ended June 30, 2011 was 86 cents per diluted share as compared to 88 cents per diluted share for the nine months ended June 30, 2010.

Return on equity1 for the trailing four quarters ended June 30, 2011 was 24.0 percent compared to 25.6 percent for the trailing four quarters ended Sept. 30, 2010.

“During the third quarter, we implemented several initiatives to align our cost structure with current and anticipated revenues,” said Kim McWaters, chief executive officer. “Given the pressures from a challenging economic and regulatory environment, new student trends and our inherent business cycle, we continue to believe it difficult to grow our student population and associated revenues in the near term.  Therefore, we are simultaneously focused on reversing the trends, running the business as cost efficiently as possible while ensuring quality educational outcomes for our students.”

[1]	Return on equity is calculated as the sum of net income for the last four quarters divided by the average of total shareholders’ equity balances at the end of each of the last five quarters.

Student Metrics

	Three Months Ended		Nine Months Ended
			June 30,
	June 30,
	2011	2010	2011	2010
		(Rounded to hundreds)
Total starts	2,700	4,000	9,600	12,000
Average undergraduate full-time student enrollment	17,200	17,900	18,800	18,300
End of period undergraduate full-time student enrollment	16,200	17,600	16,200	17,600

Third Quarter Operating Performance

For the third quarter of fiscal 2011, revenues were $108.9 million, a 1.3 percent increase from $107.5 million for last year’s third quarter. The increase in revenues primarily relates to an increase in tuition rates partially offset by a decrease in average undergraduate full-time student enrollment of 3.8 percent. During the third quarter of fiscal 2011 and 2010, tuition revenue excluded $1.7 million and $2.4 million, respectively, related to students participating in the Company’s proprietary loan program which will be recognized as revenue when payments are received.

Operating income and margin for the third quarter of fiscal 2011 was $6.7 million and 6.2 percent, respectively, compared to operating income and margin of $9.9 million and 9.2 percent, respectively, in the same period last year. The decrease in operating income is primarily attributable to the $4.3 million of severance costs associated with the reduction in our workforce as well as increases in compensation and benefits and depreciation expense, partially offset by a decrease in bonus expense as a result of modifications to our compensation plans made in response to the final regulations issued by the Department of Education in October 2010 which became effective July 1, 2011.

For the three months ended June 30, 2011, the Dallas/Ft. Worth campus, which opened in June 2010, had revenues of $3.1 million and incurred $3.6 million in operating expenses, which includes $1.5 million in corporate allocations. For the three months ended June 30, 2010, the Dallas/Ft. Worth campus had revenues of $0.1 million and incurred $2.5 million in operating expenses, which includes $1.0 million in corporate allocations.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter of fiscal 2011 was $13.2 million compared to $14.9 million in the same period last year. See “Use of Non-GAAP Financial Information” below.

Nine Month Operating Performance

Revenues for the nine months ended June 30, 2011 were $340.5 million, a 7.5 percent increase from $316.7 million for the nine months ended June 30, 2010.

Operating income and margin for the nine months ended June 30, 2011 were $34.9 million and 10.3 percent, respectively, compared to $34.8 million and 11.0 percent, respectively, for the nine months ended June 30, 2010. The increase in operating income and margin are related to the increase in revenues, offset by increases in compensation and benefits, depreciation expense, occupancy expense and advertising expense. The nine months ended June 30, 2011 included approximately $4.3 million of severance costs associated with the reduction in our workforce.

For the nine months ended June 30, 2011, the Dallas/Ft. Worth campus had revenues of $7.4 million and incurred $10.5 million in operating expenses, which includes $4.6 million in corporate allocations. For the nine months ended June 30, 2010, the Dallas/Ft. Worth campus had revenues of $0.1 million and incurred $4.0 million in operating expenses, which includes $2.0 million in corporate allocations.

Net income for the nine months ended June 30, 2011 was $21.3 million, or 86 cents per diluted share, as compared to net income of $21.6 million, or 88 cents per diluted share, for the nine months ended June 30, 2010.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the nine months ended June 30, 2011 was $54.4 million compared to $49.4 million for the nine months ended June 30, 2010. See “Use of Non-GAAP Financial Information” below.

Liquidity

Cash, cash equivalents and investments totaled $86.5 million at June 30, 2011, compared to $81.1 million at Sept. 30, 2010. At June 30, 2011, shareholders’ equity totaled $135.0 million as compared to $108.4 million at Sept. 30, 2010.

Cash flow provided by operating activities was $2.7 million and $31.6 million for the three months and nine months ended June 30, 2011, respectively, compared with $12.4 million and $37.6 million for the three months and nine months ended June 30, 2010.

2011 Outlook

Given challenges presented by the economic and regulatory environment, we anticipate new students for the fourth quarter and full year will be below fiscal 2010 levels producing low single-digit revenue growth for the year. With a heightened focus on improving efficiencies and cost containment we still expect operating margins for the year in the range of 11 percent to 13 percent, excluding the $4.3 million in severance charges. This guidance excludes any additional impact from new regulations which we cannot estimate at this time.

Conference Call

Management will hold a conference call to discuss the fiscal 2011 third quarter results today at 1:30 p.m. PDT (4:30 p.m. EDT). This call can be accessed by dialing 412-858-4600 or 800-860-2442. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI’s website for 60 days or the replay can be accessed through August 8, 2011 by dialing 412-317-0088 or 877-344-7529 and entering pass code 451826.

Safe Harbor Statement

All statements contained herein, other than statements of historical fact, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company’s actual results include, among other things, changes to federal and state educational funding, changes to regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company’s public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Use of Non-GAAP Financial Information

This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company’s performance on a consistent basis across time periods. To obtain a complete understanding of the Company’s performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income as a measure of the Company’s operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

About Universal Technical Institute, Inc.

Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 150,000 graduates in its 46-year history, UTI offers undergraduate degree, diploma and certificate programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NTI). To learn more about UTI and its training services, log on to www.uti.edu.

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

		Three Months Ended		Nine Months Ended
		June 30,		June 30,
		2011	2010	2011	2010
			(In thousands, except per share amounts)
Revenues		$108,934	$107,525	$340,542	$316,678
Operating expenses:
	Educational services and facilities	57,990	53,712	169,518	154,232
	Selling, general and administrative	44,238	43,956	136,075	127,649

	Total operating expenses	102,228	97,668	305,593	281,881

Income from operations		6,706	9,857	34,949	34,797

Other income:
Interest income, net		56	77	199	195
Other income		90	105	345	356

	Total other income	146	182	544	551

Income before income taxes		6,852	10,039	35,493	35,348
Income tax expense		2,816	3,753	14,206	13,736

Net income		$4,036	$6,286	$21,287	$21,612

Earnings per share:
Net income per share – basic		$0.16	$0.26	$0.87	$0.90

Net income per share – diluted		$0.16	$0.25	$0.86	$0.88

Weighted average number of shares outstanding:
	Basic	24,462	24,146	24,370	23,976

	Diluted	24,765	24,730	24,688	24,511

Special cash dividend declared per common share		-	$1.50	-	$1.50

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

		June 30,	September 30,
		2011	2010
		($’s in thousands)
Assets
Current assets:
Cash and cash equivalents		$37,141	$48,974
Investments, current portion		40,391	28,528
Receivables, net		16,620	19,253
Deferred tax assets		6,348	8,840
	Prepaid expenses and other current assets	10,867	9,836

	Total current assets	111,367	115,431
Investments, less current portion		8,954	3,596
Property and equipment, net		103,472	99,040
Goodwill		20,579	20,579
Other assets		5,241	3,853

Total assets		$249,613	$242,499

Liabilities and Shareholders’ Equity
Current liabilities:
	Accounts payable and accrued expenses	$33,417	$53,906
Deferred revenue		57,309	63,276
Accrued tool sets		5,064	5,066
Other current liabilities		77	66

	Total current liabilities	95,867	122,314
Deferred tax liabilities		2,233	933
Deferred rent liability		10,507	5,621
Other liabilities		5,996	5,239

	Total liabilities	114,603	134,107

Commitments and contingencies
Shareholders’ equity:
	Common stock, $0.0001 par value, 100,000,000 shares authorized,
	29,375,001 shares issued and 24,504,775
	shares outstanding at June 30, 2011 and
	29,148,585 shares issued and 24,278,359
	shares outstanding at September 30, 2010	3	3
	Preferred stock, $0.0001 par value, 10,000,000 shares authorized,
	0 shares issued and outstanding	—	—
Paid-in capital		155,343	150,012
	Treasury stock, at cost, 4,870,226 shares at June 30, 2011
	and September 30, 2010	(76,506)	(76,506)
Retained earnings		56,170	34,883

	Total shareholders’ equity	135,010	108,392

Total liabilities and shareholders’ equity		$249,613	$242,499

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
	June 30,
	2011	2010
	(In thousands)
Cash flows from operating activities:
Net income	$21,287	$21,612
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,409	13,559
Amortization of held-to-maturity investments	789	1,133
Bad debt expense	5,450	4,583
Stock-based compensation	4,771	4,690
Excess tax benefit from stock-based compensation	(795)	(1,786)
Deferred income taxes	3,792	(2,149)
Loss on disposal of property and equipment	921	160
Changes in assets and liabilities:
Receivables	(422)	(6,821)
Prepaid expenses and other current assets	(1,189)	(752)
Other assets	(1,397)	36
Accounts payable and accrued expenses	(17,645)	(813)
Deferred revenue	(5,967)	5,726
Income tax receivable	(1,641)	(1,999)
Accrued tool sets and other current liabilities	9	812
Deferred rent liability	4,886	(81)
Other liabilities	359	(298)

Net cash provided by operating activities	31,617	37,612

Cash flows from investing activities:
Purchase of property and equipment	(26,067)	(26,555)
Proceeds from disposal of property and equipment	64	1
Purchase of investments	(57,555)	(33,702)
Proceeds received upon maturity of investments	39,545	21,382

Net cash used in investing activities	(44,013)	(38,874)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee plans	690	3,917
Payment of payroll taxes on stock-based compensation through shares withheld	(922)	(1,606)
Excess tax benefit from stock-based compensation	795	1,786
Net cash used in financing activities	563	4,097

Net (decrease) increase in cash and cash equivalents	(11,833)	2,835
Cash and cash equivalents, beginning of period	48,974	56,199

Cash and cash equivalents, end of period	$37,141	$59,034

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Income to EBITDA

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
			(In thousands)
Net income	$4,036	$6,286	$21,287	$21,612
Interest income, net	(56)	(77)	(199)	(195)
Income tax expense	2,816	3,753	14,206	13,736
Depreciation and amortization	6,425	4,934	19,070	14,254

EBITDA	$13,221	$14,896	$54,364	$49,407

Reconciliation of Earnings Per Share Impact of Severance Costs

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
			(In thousands)
Net income, as reported	$4,036	$6,286	$21,287	$21,612
Severance costs	4,265	—	4,265	—
Less: tax effects of severance costs	(1,664)	—	(1,664)	—

Net income, adjusted for severance costs	$6,637	$6,286	$23,888	$21,612

Diluted earnings per share, as reported	$0.16	$0.25	$0.86	$0.88

Diluted earnings per share, adjusted for severance costs	$0.27	$0.25	$0.97	$0.88

Diluted weighted average shares outstanding	24,765	24,730	24,688	24,511

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
		(In thousands)
Salaries expense	44,113	39,521	125,520	112,866
Employee benefits and tax	10,027	7,993	27,143	24,514
Bonus expense	2,170	4,612	9,890	13,131
Stock-based compensation	1,256	1,348	4,771	4,690
Total compensation and related costs	$57,566	$53,474	$167,324	$155,201

Occupancy expense	9,784	9,504	29,783	28,420
Bad debt expense	1,649	1,604	5,450	4,583
Depreciation expense	6,423	4,932	19,063	14,247

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